SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)


                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

         New York                                       13-5375195
(Jurisdiction of incorporation                       (I.R.S. employer
or organization if not a U.S. national bank)          identification No.)

One State Street, New York, New York                          10004
(Address of principal executive offices)                    (Zip Code)

                        IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                                   KNOLL, INC.
               (Exact name of obligor as specified in its charter)

         Delaware                                     25-1648603
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification No.)

                            T.K.G. ACQUISITION CORP.
                              KNOLL OVERSEAS, INC.
                          SPINNEYBECK ENTERPRISES, INC.
            (Exact names of obligors as specified in their charters)

         Delaware                                       13-3873847
         Delaware                                       25-1648603
         New York                                       16-1159029

(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

1235 Water Street
East Greenville, PA                                        18041
(Address of principal executive offices)                (Zip Code)

                   10 7/8% Senior Subordinated Notes due 2006

                         (Title of Indenture Securities)

Item 1.    General information

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                    New York State Banking Department, Two Rector Street, New York, New York

                    Federal Deposit Insurance Corporation, Washington, D.C.

                    Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

           (b)      Whether it is authorized to exercise corporate trust powers.

                                        Yes


Item 2.           Affiliations with the Obligors.

                  If the obligors are an affiliate of the trustee, describe each such affiliation.

                  The obligors are not an affiliate of the trustee.



Item 13.   Defaults by the Obligor.


           (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                                None

           (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                                None

List of exhibits.

         List below all exhibits filed as part of this statement of eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the trustee to Commence
              Business (Included in Exhibit 1 above).

          *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          *4. A copy of the existing By-Laws of the trustee, as amended to date
              (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          5.  Not Applicable

          6.  The consent of United States institutional trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

  In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

  Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

  Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

  Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 26th day of March, 1996.



                                       IBJ SCHRODER BANK & TRUST COMPANY



                                       By:   /s/Nancy R. Besse
                                                Nancy R. Besse
                                                Vice President

                                    Exhibit 6

                               CONSENT OF TRUSTEE



            Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Knoll, Inc. of its 10 7/8% Senior Subordinated Notes due 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                     IBJ SCHRODER BANK & TRUST COMPANY



                                     By:  /s/Nancy R. Besse
                                             Nancy R. Besse
                                             Vice President












Dated: March 26, 1996

                                    EXHIBIT 7


                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries


                           Report as of December 31, 1995


                                                                                                                     Dollar Amounts
                                                                                                                      in Thousands
                                                                                                                      -------------


                                     ASSETS
                                     ------
Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin   ..........................................................$       22,187
    Interest-bearing balances......................................................................................$      160,833

Securities:    Held to Maturity....................................................................................$      167,109
                     Available-for-sale............................................................................$       27,914

Federal  funds  sold and  securities  purchased  under  agreements  to resell in domestic  offices of the bank and of its Edge and Agreement  subsidiaries and in
IBFs:
    Federal Funds sold.............................................................................................$       179,394
    Securities purchased under agreements to resell................................................................$          -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income.....................................................$     1,645,286
    LESS: Allowance for loan and lease losses....................................................$        52,532
    LESS: Allocated transfer risk reserve........................................................$           -0-
    Loans and leases, net of unearned income, allowance, and reserve...............................................$    1,592,754

Assets held in trading accounts....................................................................................$          220

Premises and fixed assets..........................................................................................$        7,349

Other real estate owned............................................................................................$          397

Investments in unconsolidated subsidiaries and associated companies................................................$          -0-

Customers' liability to this bank on acceptances outstanding.......................................................$          684

Intangible assets..................................................................................................$          -0-

Other assets.......................................................................................................$      66,374


TOTAL ASSETS.......................................................................................................$    2,225,215



                                    LIABILITIES


Deposits:
    In domestic offices......................................................... $ 623,883
        Noninterest-bearing ........................................$ 213,535
        Interest-bearing . . . . . . . . . . . . . . . . . . . . . .$ 410,348

    In foreign offices, Edge and Agreement subsidiaries, and IBFs..............  $ 830,812
        Noninterest-bearing. . . . . . . . . . . . . . . . . . . .  $  19,160
        Interest-bearing . . . . . . . . . . . . . . . . . . . . .  $ 811,652

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:

    Federal Funds purchased.........................................$...38,000
    Securities sold under agreements to repurchase..................$....-0-

Demand notes issued to the U.S. Treasury....................... ....$......118

Trading Liabilities.................................................$......135

Other borrowed money:
    a) With original maturity of one year or less...................$..453,347
    b) With original maturity of more than one year.................$....-0-

Mortgage indebtedness and obligations under capitalized leases......$....-0-

Bank's liability on acceptances executed and outstanding............$......684
Subordinated notes and debentures..... .............................$....-0-

Other liabilities...................................................$...74,052


TOTAL LIABILITIES...................................................$2,021,031

Limited life preferred stock and related surplus....................$...-0-


                                 EQUITY CAPITAL


Perpetual preferred stock............................................$....-0-

Common Stock.........................................................$..29,649

Surplus..............................................................$.217,008

Undivided profits and capital reserves...............................$.(42,438)

Plus:  Net unrealized gains (losses) on marketable equity securities.$.    (35)

Cumulative foreign currency translation adjustments..................$....-0-

TOTAL EQUITY CAPITAL................................................$..204,184

TOTAL LIABILITIES AND EQUITY CAPITAL................................$2,225,215


